EXHIBIT 10.2
AMENDMENT TO THE HUBBELL INCORPORATED
STOCK OPTION PLAN FOR KEY EMPLOYEES
Amended, Effective June 9, 2004
     WHEREAS, this Corporation maintains the Hubbell Incorporated Stock Option Plan for Key Employees (the “Plan”), which has been amended and restated from time to time, the most recent amendment taking place effective June 9, 2004;
     WHEREAS, the Board of Directors has reserved the right in Section 7 of the Plan to amend the Plan;
     WHEREAS, the Compensation Committee of the Board of Directors and the Board of Directors of this Corporation have determined that it is in the best interest of the Corporation to amend the Plan to comply with recently issued accounting guidance by providing for automatic adjustments with respect to Class B Common Stock of the Corporation which is subject to options under the Plan following certain corporate events affecting the Class B Common Stock or its share price.
     NOW, THEREFORE, effective immediately upon passage hereof, the Plan is hereby amended as follows:
     By substituting the following for the first paragraph of Paragraph (d):
“If (i) the Company shall at any time be involved in a transaction to which Section 424(a) of the Code is applicable; (ii) the Company shall declare a dividend payable in any class of shares, or shall subdivide or combine, its shares; or (iii) any other event shall occur which necessitates action by way of adjusting the terms of the outstanding options, in order to prevent dilution or enhancement of outstanding options, the Committee shall forthwith take such action to preserve the participant’s rights substantially proportionate to the rights existing prior to such event and to the extent that such action shall include an increase or decrease in the number of shares subject to outstanding options, the number of shares available under Paragraph 3 above shall be increased or decreased, as the case may be, proportionately. The actions of the Committee shall, with respect to any matter referred to in this Paragraph, be conclusive and binding upon each participant.”
     I hereby certify that the foregoing amendment to the Stock Option Plan for Key Employees was adopted by the Board of Directors of this Corporation on September 13, 2006 at a duly held meeting thereof.

	By:	/s/ Richard W. Davies

Richard W. Davies
Vice President, General Counsel and Secretary of the Corporation

Dated: September 21, 2006

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